NEWS RELEASE
FOR IMMEDIATE RELEASE

PICO Holdings, Inc. Announces Management Reorganization
CARSON CITY, NV, August 8, 2018 (GLOBE NEWSWIRE) -- PICO Holdings, Inc. (NASDAQ:PICO) announced, effective August 2, the Company’s Board of Directors has appointed Dorothy Timian - Palmer as Chief Executive Officer of the Company to succeed Max Webb in that role. Mr. Webb will continue to serve the Company in the newly created position of Executive Chairman. The Company also announced that John Perri, the Company’s Chief Financial Officer, will leave the Company once an orderly transition with new finance staff in Carson City, Nevada has occurred and the La Jolla, California office has been closed. This transition is expected to be fully completed no later than the first quarter of 2019.
In connection with the foregoing, the Company’s Compensation Committee approved, and the Company entered into, an Employment Agreement with Ms. Timian - Palmer, an amended Employment Agreement with Mr. Webb, an amended Executive Bonus Plan for Ms. Timian - Palmer and Mr. Webb, and a Transition Agreement with Mr. Perri. Concurrently with this press release, the Company is filing a Current Report on Form 8-K with the Securities and Exchange Commission, which summarizes each of these documents and includes them as exhibits.
Eric Speron, the Company’s lead director, commented:
“The Board is delighted to announce the appointment of Dorothy as the new CEO of the Company. The Company has achieved much in the last two years and its assets now consist almost entirely of Vidler Water Company. As such, the Board determined this was the right time to appoint Dorothy as CEO with her extensive experience and expertise in all water development matters and for her to continue on the path of maximizing the value of Vidler’s unique and strategic portfolio of water assets. Shareholders who have met Dorothy are keenly aware of her unrivaled water development experience and her commitment to the Company.
“The board is also incredibly pleased Max was willing to stay as our Executive Chairman. The board believes Max has done a terrific job as CEO and we are extraordinarily pleased he was willing to stay on this role as well as oversee our finance and reporting functions once the transition to move those functions to Carson City is complete. Max has accomplished everything the board has asked of him and done it with exemplary stewardship, precision and care so we were excited to retain his talents as the company evolves by continuing to work with Dorothy and the Vidler team.
“We believe this reorganization of the management structure and the closure of the La Jolla office will result in significant reductions in executive compensation and overhead in future periods. Moreover, the Compensation Committee believes the amendments to the Executive Bonus Plan - in particular, the addition to the bonus formula of a time value of money charge against invested capital, and the increase to 50% of the portion of RSUs comprising any bonus payment - more closely align the bonus incentive available to Dorothy and Max with the best interests of shareholders. The scope of our executive bonus plan has narrowed to just Dorothy and Max in order to finance this modest capital charge yet retain competitive potential compensation levels for our leadership.
Once the transition is complete we will provide further guidance to the normalized annual cash burn rate savings before the one - off costs associated with the reorganization.”

Mr. Webb commented:
“I am very pleased to pass the CEO role over to Dorothy. We have been colleagues for over 20 years and I believe she is exactly the right person at this point in the Company’s evolution to be leading the execution of the Company’s business plan. Dorothy is very creative and clever in finding water solutions to the water scarcities that exist in the markets we serve - and she and the Vidler team have the deep and extensive local knowledge in those markets that is essential for maximizing the value of our water portfolio. I look forward to working with Dorothy and the Board as we continue to monetize assets and reduce our normalized annual cash burn rate.
“I wish to thank John Perri for the role he has played for many years at PICO. He has been a dedicated steward of the Company’s financial integrity over the years and has excelled as a professional financial executive. John is committed to ensuring the transition of the financial reporting and administration of the Company to the new Company headquarters in Carson City is executed in the most efficient and timely manner. Once the transition is complete, it is the Board’s intention that I will resume the role of Chief Financial Officer of the Company. On behalf of the Board and management we thank John for his loyal service to the Company and its shareholders and we all wish him well in his future endeavors.”
Ms. Timian - Palmer commented:
“I am honored to become CEO of PICO and to continue our efforts to maximize the value of our water assets for shareholders. I remain committed to working tirelessly and as efficiently as possible as we continue to endeavor to monetize the remainder of our water asset portfolio. The transition of the financial and administrative functions to our new headquarters in Carson City is timely and should result in a more efficient operation of the Company and produce significant normalized annual cash savings.
“I wish to thank Max for the job he has done as CEO these past couple of years and I am very pleased that in his role of Executive Chairman he will continue to provide me with his insights and financial expertise as I take on my new role. Max has shown leadership and commitment to shareholder value and I aim to emulate those actions.”
About PICO Holdings, Inc.
As of June 30, 2018, our major investment was Vidler Water Company, Inc., a water resource and water storage business with assets and operations primarily in the Southwestern U.S.
Currently, we believe the highest potential return to shareholders is from a return of capital to shareholders. As we monetize assets, rather than reinvest the proceeds, we intend to return the capital derived therefrom, less any working capital requirements, back to shareholders through a stock repurchase program or by other means such as special dividends taking into effect liquidity requirements, debt covenants and any other contractual and legal restrictions that may exist at the time.
OTHER INFORMATION
At June 30, 2018, PICO Holdings, Inc. had a market capitalization of $256.5 million, and 22,020,168 shares outstanding.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this press release that are not historical, including statements regarding the reorganization of our management structure, the closure of our La Jolla office, our ability to reduce our cash burn rate, and our ability to monetize assets and return capital to shareholders through stock repurchases or through other means, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.
In addition, a number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing recovery or in the real estate markets in which Vidler operates; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; and the continued service and availability of key management personnel.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.
We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
This news release was distributed by GlobeNewswire, www.globenewswire.com.

CONTACT:    Max Webb
Executive Chairman
(858) 652-4114